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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 20, 1997, except for the matters discussed in Note 11 for which the date is March 1, 1997, on our audits of the financial statements of McAfee Associates, Inc.


/s/ COOPERS & LYBRAND

Coopers & Lybrand
San Jose, California
August 8, 1997